Exhibit 99.1

Contact:	Richard J. Lieb, Chief Financial Officer Greenhill & Co., Inc. (212) 389-1800
For Immediate Release
SPAC Sponsored by Greenhill Announces Further Progress Toward Acquisition of Iridium with FCC Approval
NEW YORK, August 17, 2009 — Greenhill & Co., Inc. (“Greenhill”) (NYSE: GHL) today announced that the Federal Communications Commission (“FCC”) has approved the combination of GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS), the special purpose acquisition company sponsored by Greenhill, and Iridium Holdings LLC (“Iridium”).
GHL Acquisition also announced that it plans to hold its shareholder vote on the Iridium acquisition on September 23, 2009. Closing of the acquisition is subject to, and will occur as soon as practicable following, a favorable shareholder vote.
Forward-Looking Statements and Other Disclosure
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Greenhill or GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that Greenhill or GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Greenhill or GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Greenhill undertakes no obligation to update forward-looking statements.
This press release is for informational purposes only and does not constitute an offer of any securities for sale.